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                                                                 Exhibit 3.2


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        BRESNAN COMMUNICATIONS GROUP LLC

                  This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made as of August 5, 1998 by and between BRESNAN COMMUNICATIONS GROUP LLC, a Delaware limited liability company (the "Company"), and BRESNAN COMMUNICATIONS COMPANY LIMITED PARTNERSHIP, a Michigan limited partnership (the "Member").


                                    RECITALS:

                  WHEREAS, on August 5, 1998, a Certificate of Formation of Bresnan Communications Group LLC was filed with the Secretary of State of the State of Delaware; and

                  WHEREAS, in order to effect the business objectives of the Company, the parties desire to enter into this limited liability company agreement.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                               GENERAL PROVISIONS

                  1.1 FORMATION. The Member hereby ratifies, in all respects, the actions taken in connection with the formation of the Company under and pursuant to the Act (as defined herein). This Agreement is subject to, and to the extent legally required, governed by, the Act and the Certificate (as defined herein). In the event of a direct conflict between the provisions of this Agreement and either the mandatory provisions of the Act or the Certificate, such mandatory provisions of the Act or the Certificate, as the case may be, shall control. The Member shall take, or cause to be taken, all other necessary action required by law to maintain the Company as a limited liability company under the Act and under the laws of all other jurisdictions in which the Company may elect to conduct business.

                  1.2 NAME. The name of the Company shall be "Bresnan Communications Group LLC" or such other name as the Member shall determine.

                  1.3 PURPOSE AND BUSINESS OF THE COMPANY. The purpose of the Company shall be to engage in any lawful business, purpose or activity of every kind and character for which a limited liability company may be organized under the Act, including, without limitation, engaging in, or holding investments in one or more
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entities directly or indirectly engaging in, business activities in the telecommunications industry, and engaging in any business activity related or incidental thereto.

                  1.4 PLACE OF BUSINESS. The Company shall maintain its principal office and place of business at 709 Westchester Avenue, White Plains, New York 10604. The Company shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The registered office of the Company shall be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the Member may determine. The registered agent at such address shall be The Corporation Trust Company or as otherwise determined by the Member. The Member may, at any time and from time to time, change the location of its principal office and place of business. The Member may establish such additional place or places of business as it may from time to time determine.

                  1.5 DURATION OF THE COMPANY. The Company's existence shall commence on the date the Certificate is filed in accordance with the Act and shall continue without interruption, subject to the provisions of the Act, unless terminated at an earlier date in accordance with Article VIII.

                  1.6 UNRESTRICTED SUBSIDIARY. The Company and each of its subsidiaries is hereby designated an "Unrestricted Subsidiary" as defined in the Fourth Amended and Restated Loan Agreement dated as of May 16, 1997, as amended, by and among the Member and the other parties named therein.


                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

                  2.1 "ACT" means the Delaware Limited Liability Company Act, codified in Title 6 of the Delaware Code, Sections 18-101 et seq., as it may be amended from time to time.

                  2.2 "AGREEMENT" means this Limited Liability Company Agreement, as it may be amended from time to time.

                  2.3 "CAPITAL CONTRIBUTION" means the total amount of all cash and the fair market value of all property contributed by the Member to the Company pursuant to the terms of this Agreement.

                  2.4 "CERTIFICATE" means the Certificate of Formation of the Company which was filed with the Secretary of State of the State of Delaware on August 5, 1998, as it may be amended from time to time pursuant to the Act and the terms of this Agreement.



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                  2.5 "CLAIMS" shall have the meaning assigned to such term in
Section 3.5.

                  2.6 "COMPANY" means Bresnan Communications Group LLC, a limited liability company which shall be governed by this Agreement, as said limited liability company may from time to time be constituted.

                  2.7 "COMPANY EXPENSES" means, collectively, (i) any costs, fees or expenses incurred or payable by the Company, the Member or any of the Member's partners or affiliates in connection with the operation of the Company's business or the maintenance of the Company's assets and (ii) any amounts which the Company is obligated to pay to or on behalf of an Indemnifiable Person pursuant to Section 3.5.

                  2.8 "INDEMNIFIABLE PERSON" means the Member and any member (managing or otherwise), general partner, limited partner, officer, director, agent, affiliate or employee of the Member or its partners or affiliates.

                  2.9 "MEMBER" means Bresnan Communications Company Limited Partnership, a Michigan limited partnership, and any and all other Persons who become a substitute or successor Member in accordance with the provisions of this Agreement.

                  2.10 "MEMBERSHIP INTEREST" means the Member's "limited liability company interest" (as defined in Section 18-101(8) of the Act) in the Company.

                  2.11 "ORGANIZATION EXPENSES" means the fees, costs and expenses of and incidental to organizing and funding the Company.

                  2.12 "PERSON" means any individual, partnership, joint venture, firm, association, corporation, trust, limited liability company, limited liability partnership, joint stock company or other entity or any government or agency, department, political subdivision or instrumentality thereof.

                  2.13 "SECTION" means, except as otherwise indicated, the applicable section or subsection of this Agreement.

                  2.14 "TERMINATING DISSOLUTION" shall have the meaning assigned to such term in Section 8.1.

                  2.15 "TRANSFER" means, with respect to a Membership Interest, any sale, assignment, encumbrance, conveyance or other transfer of such Membership Interest (or any interest therein), whether voluntary or involuntary, including a transfer by operation of law.



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                                   ARTICLE III

                            MANAGEMENT OF THE COMPANY

                  3.1 MANAGEMENT GENERALLY. The business and affairs of the Company shall be managed by and under the authority of the Member, who shall have all the rights and powers that may be possessed by a "manager" under the Act, and such rights and powers as are otherwise conferred by law or by this Agreement or that are necessary, advisable or convenient to the management of the business and affairs of the Company.

                  3.2 ADVISORY COMMITTEE. The Company shall form an Advisory Committee (the "Advisory Committee") consisting of up to three (3) representatives from Tele-Communications, Inc., or its controlled affiliates, and three representatives from each of (i) Blackstone Cable Acquisition Company, LLC or its affiliates and (ii) the general partner of the Member or its affiliates. The Member will be responsible for administration of the Advisory Committee. The Advisory Committee will meet quarterly in a location approved by the members of the Advisory Committee, and will consult with and advise the Member with respect to the business of the Company and perform such other advisory functions as may be requested by the Member from time to time.

                  3.3 EXPENSES. The Company shall pay all Organization Expenses and Company Expenses.

                  3.4 EXCULPATION. No Indemnifiable Person shall have any liability or obligation to the Company or the Member for any loss suffered by the Company which arises out of any action or inaction of such Indemnifiable Person, or of any other Indemnifiable Person, so long as such Indemnifiable Person, in good faith, shall have determined that such action or inaction was in the best interest of the Company and such action or inaction did not constitute fraud or willful misconduct.

                  3.5 INDEMNIFICATION. The Indemnifiable Persons shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any losses, claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, and amounts paid in settlement of any claims, including, without limitation, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actual or threatened claims, investigations, suits, proceedings or actions, arising out of or incidental to an Indemnifiable Person's conduct of the affairs of the Company within the scope of authority conferred by this Agreement (collectively, "Claims"). Notwithstanding the foregoing, no indemnification shall be available hereunder in respect of any Claim adjudged to be primarily the result of fraud or willful misconduct of an Indemnifiable Person. Unless the Member otherwise determines, the Company shall pay the costs and expenses, including reasonable legal fees, incurred by any Indemnifiable Person in connection with any Claim for which an Indemnifiable Person may be entitled to indemnification in accordance with this Section 3.5 in advance of the final disposition of


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such Claim, upon receipt by the Company of an undertaking of such Indemnifiable
Person to repay such payment if there shall be a final adjudication or determination that such Indemnifiable Person is not entitled to indemnification as provided herein. The indemnification rights contained in this Section 3.5 shall be cumulative and in addition to any and all other rights, remedies and recourse to which an Indemnifiable Person shall be entitled, whether pursuant to the provisions of this Agreement, at law, or in equity. Payment of the indemnification obligations set forth herein shall be made from assets of the Company and the Member shall not be personally liable to an Indemnifiable Person for payment of indemnification hereunder. Notwithstanding anything contained herein to the contrary, all indemnification obligations of the Company shall survive the termination of the Company.


                                   ARTICLE IV

                        MEMBER AND CAPITAL CONTRIBUTIONS

                  4.1 MEMBER. The address of the Member is 709 Westchester Avenue, White Plains, New York 10604 Attn: General Counsel and Chief Financial Officer, telephone number: (914) 993-6600, facsimile number: (914) 993-6693.

                  4.2 INITIAL CONTRIBUTIONS. Concurrently with the execution of this Agreement, the Member shall contribute $100.00 to the Company.

                  4.3 ADDITIONAL CONTRIBUTIONS; RETURN OF DISTRIBUTIONS. Except as provided in Section 4.2, in Section 18-607 of the Act or by other applicable law, the Member shall not be required to make any contribution to the capital of the Company or to return any distribution made to the Company by it; provided, however, the Member may make additional Capital Contributions in such amounts and at such times as the Member shall determine.

                  4.4 LIMITED LIABILITY. Except to the extent provided by applicable law, the Member shall not be bound by, or personally liable for, the expenses, debts, liabilities or obligations of the Company.


                                    ARTICLE V

                          DISTRIBUTIONS AND ALLOCATIONS

                  5.1 DISTRIBUTIONS. Notwithstanding anything contained herein to the contrary, from time to time the Company shall make cash distributions to the Member sufficient to allow the payment by Bresnan Communications Company Limited Partnership ("BCCLP") of any Tax Distribution (as defined in the Amended and Restated Partnership Agreement of BCCLP, dated as of February __, 1999 (the "Partnership Agreement")) to its partners required by the terms of the Partnership Agreement. All other distributions of cash or other assets of the Company shall be made to the Member at such times and in such amounts as the Member may determine.

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                  5.2 LIMITATION ON DISTRIBUTIONS. No distribution shall be made to the extent that such distribution would violate Section 18-607 of the Act or any other applicable law.

                  5.3 ALLOCATIONS. All items of income, gain, loss, deduction and credit for federal, state and local income tax purposes shall be allocated to the Member.

                  5.4 TAX TREATMENT OF COMPANY. Solely for federal, state and local income tax purposes, the Member intends that the Company will be disregarded as an entity separate from the Member as set forth in Treasury Regulations Section 301.7701-3. The Member shall file Form 8832 with the Internal Revenue Service in order to effectuate such classification.


                                   ARTICLE VI

                           BOOKS AND RECORDS; ACCOUNTS

                  6.1 BOOKS AND RECORDS. The Member shall maintain at the office of the Company full and accurate books of the Company showing all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Act or necessary for recording the Company's business and affairs including (a) Federal, state and local income tax or information returns and reports, if any, and (b) financial statements of the Company. The financial and accounting books and records of the Company may be maintained in accordance with such accounting procedures and principles as the Member may deem appropriate.

                  6.2 BANKING. The Member may open and thereafter maintain one or more separate bank accounts in the name of the Company in which the funds of the Company may be deposited. No funds of any other Person shall be deposited in any such account, and the funds in any such account shall be used solely for the business of the Company.

                  6.3 TAX MATTERS; ANNUAL TAX RETURNS. The Member shall include all items of Company income, gain, loss and deduction on the Member's tax return. The Member shall prepare or cause to be prepared all tax returns and any other reports or forms as are required by the Internal Revenue Service or as may be necessary for the Member to file its Federal or any required state or local income tax return.


                                   ARTICLE VII

                         TRANSFER OF MEMBERSHIP INTEREST

                  The Member may Transfer all or any portion of its Membership Interest.



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                                  ARTICLE VIII

                    DISSOLUTION AND WINDING UP OF THE COMPANY

                  8.1 DISSOLUTION OF THE COMPANY. The Company shall be dissolved upon the first to occur of any of the following events (each a "Terminating Dissolution"):

                      8.1.1 a determination by the Member to dissolve the Company;

                      8.1.2 the expiration of the term of the Company set forth in Article I; or

                      8.1.3 any other event causing dissolution of the Company under the Act.

                  8.2 WINDING UP OF THE COMPANY. Upon a Terminating Dissolution of the Company, the Member shall wind up the business and affairs of the Company in an orderly manner and any Company assets not previously distributed to the Member, or the proceeds therefrom to the extent the Member elects to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:

                      8.2.1 To the payment and discharge of all of the Company's debts and liabilities to Persons other than the Member;

                      8.2.2 To the establishment of any reserve which the Member may deem reasonably necessary for any contingent liabilities or obligations of the Company; such reserve may be paid over by the Member to any bank or other acceptable party, as escrow agent, to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such reasonable period as shall be determined by the Member, for distribution of the balance, in the manner hereinafter provided in this Section 8.2;

                      8.2.3 To the payment and discharge of all of the Company's debts and liabilities to the Member (other than in respect of its Membership Interest); and

                      8.2.4 The balance of such assets or proceeds shall be distributed to the Member.

                                   ARTICLE IX

                                  MISCELLANEOUS

                      9.1 SUCCESSORS AND ASSIGNS. This Agreement and each provision of this Agreement shall be binding upon and shall inure to the benefit of the Member and its successors and permitted assigns.



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                      9.2 AMENDMENTS. Amendments may be made to this Agreement
from time to time by a written document duly executed by each of the parties hereto.

                      9.3 NO WAIVER. The failure of the Member to insist upon strict performance of a covenant under this Agreement or of any obligation under this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of that Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement. No provision of this Agreement may be waived except by a writing specifically waiving such provision and executed by the party chargeable with such waiver.

                      9.4 ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties to this Agreement with respect to the subject matter of this Agreement.

                      9.5 CAPTIONS. The titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, are not a part of this Agreement, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

                      9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the parties, notwithstanding that all parties have not signed the same counterpart.

                      9.7 SEPARABILITY. In case any of the provisions contained in this Agreement or any application of any of those provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and other applications of those provisions shall not in any way be affected or impaired thereby.

                      9.8 CONSTRUCTION. Except as expressly provided herein, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

                      9.9 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.



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                  IN WITNESS WHEREOF, this LIMITED LIABILITY COMPANY AGREEMENT has been executed as of the date first above written.

                           MEMBER:

                           BRESNAN COMMUNICATIONS COMPANY
                           LIMITED PARTNERSHIP

                           By: BCI (USA), L.P., its managing general partner

                           By: BRESNAN COMMUNICATIONS, INC.,
                                 its general partner

                           By: /s/ Robert Bresnan

                               ........................................
                                  Name: Robert Bresnan
                                  Title: Vice President & General Counsel


                           COMPANY:

                           BRESNAN COMMUNICATIONS
                           GROUP LLC

                           By: BRESNAN COMMUNICATIONS COMPANY
                                 LIMITED PARTNERSHIP, its member

                           By: BCI (USA), L.P., its managing general partner

                           By: BRESNAN COMMUNICATIONS, INC.,
                                 its general partner

                           By: /s/ Robert Bresnan

                               ..........................................
                                  Name: Robert Bresnan
                                  Title: Vice President & General Counsel